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                                                                   EXHIBIT 10.49


July 29, 2002


J. Wallace Parce
Caliper Technologies Corp.
605 Fairchild Dr.
Mountain View, CA 94043-2234

Dear Wally:

        This letter constitutes the agreement (the "Agreement") that Caliper Technologies Corp. (the "Company") is offering to you to effect your desire to reduce your time commitment at the Company. Your employment will continue on a reduced schedule followed by a Consulting Period under the terms described in this Agreement.

        1. SEPARATION. If you sign this Agreement and continue to work for the Company on the terms set forth below, your employment will continue until November 30, 2002, at which time your employment will terminate (the "Separation Date"). If you do not sign this Agreement, you only will be paid accrued salary and accrued and unused vacation and flex time earned through your actual termination date, subject to standard payroll deductions and withholdings.

        2. TRANSITION PERIOD.

               (a) DUTIES. Between now and the Separation Date (the "Transition Period"), you agree to make yourself available to the Company to perform transition duties as required by the Company as follows: from July 1, 2002 through July 31, 2002 up to twenty-four (24) hours per week; from August 1, 2002 through September 30, 2002 up to sixteen (16) hours per week; and from October 1, 2002 through November 30, 2002 up to eight (8) hours per week. You will be expected to perform such tasks as the Company's Chief Executive Officer ("CEO"), or employees designated by him, may request within your area of expertise. During the Transition Period you are expected to comply with the Company's policies, the terms of your Employee Proprietary Information and Inventions Agreement, and the terms of this Agreement and/or any other agreement you have with the Company.

               (b) COMPENSATION AND BENEFITS. Though you will be providing services on a less than full-time basis, the Company will continue to compensate you for your services based on your full-time annual base salary of $265,788 throughout the Transition Period. These payments will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholdings. You will be eligible to continue your current Company benefits subject to the terms and limitations of the applicable plans. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation and flex time earned through the Separation Date, subject to standard payroll deductions and withholdings.



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J.Wallace Parce
July 29, 2002
Page 2

               (c) OTHER ACTIVITIES. You may engage in other employment or consulting relationships in addition to your work for the Company during the Transition Period, provided that such relationships do not involve providing services to any competitor of the Company or unreasonably interfere with your obligations to the Company. If you are not certain if an entity is a competitor of the Company, you shall, in advance of providing any services to such entity, notify the Company in writing of the name of the entity for whom services are to be provided and provide a written description of the services to be provided. Within seven (7) days of its receipt of such written notification, the Company will advise you as to whether it will consent to the proposed service arrangement. The Company agrees to make reasonable arrangements to enable you to perform your services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which you may engage.

               (d) EARLY TERMINATION OF TRANSITION PERIOD BY THE COMPANY. If you do not provide the services described above, fail to comply with Company policy, or breach the terms of this Agreement and/or any other agreement you have with the Company, including your Proprietary Information and Inventions Agreement, the Company will terminate the Transition Period and your employment prior to the Separation Date. In the event of such termination, you only will receive accrued salary and accrued but unused vacation and flex time (subject to standard deductions and withholdings) and benefits, including stock option vesting, through the termination of the Transition Period.

        3. CONSULTANCY. Provided you complete the Transition Period and execute and allow to become effective the attached Separation Date Release (EXHIBIT B), the Company agrees to retain you to provide consulting services, under the terms specified below.

               (a) CONSULTING PERIOD. The consulting relationship shall commence on December 1, 2002 and continue until the earlier of: (i) December 31, 2003;
(ii) the date you breach your obligations under this Agreement; or (iii) the date you engage in any activity competitive with the interests of the Company (the "Consulting Period").

               (b) CONSULTING DUTIES. You agree to make yourself available during the Consulting Period, upon the Company's reasonable request, to provide consulting services in any area of your experience or expertise, for a minimum of ten (10) hours per month ("Consulting Duties"). You shall perform your Consulting Duties at the request and direction of the CEO, exercising the highest degree of professionalism and utilizing your expertise and creative talents.

               (c) CONSULTING FEES. During the Consulting Period, the Company will make payments to you as earned at a rate of $400 per hour ("Consulting Fees"). These payments will be made on the Company's ordinary payroll dates.

               (d) TAXES AND WITHHOLDING. Because you will perform your consulting services as an independent contractor, the Company will not withhold from the Consulting Fees any amount for taxes, social security or other payroll deductions. The Company will report your



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J.Wallace Parce
July 29, 2002
Page 3


Consulting Fees on IRS Form 1099. You acknowledge that you will be entirely responsible for payment of any taxes which may be due with regard to the Consulting Fees, and you hereby indemnify and save harmless the Company from any liability for any taxes, penalties or interest that may be assessed by any taxing authority with respect to the Consulting Fees, with the exception of the employer's share of social security, if any.

               (e) PROTECTION OF CONSULTING INFORMATION. You agree that, during the Consulting Period and thereafter, you will not use or disclose any confidential or proprietary information or materials of the Company which you obtain or develop in the course of performing the Consulting Duties, except with the written permission of the Company's CEO. Any and all work product you create directly in the course of performing the Consulting Duties will be the sole and exclusive property of the Company. You hereby assign to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed directly in the course of performing the Consulting Duties.

               (f) AUTHORITY DURING CONSULTING PERIOD. After the Separation Date, you will have no authority, in the absence of the express written consent of the Board and CEO, to bind the Company (or to represent that you have authority to bind the Company) to any contractual obligations, whether written, oral or implied. You agree that after the Separation Date, you will not represent or purport to represent the Company in any manner whatsoever to any third party unless authorized to do so in writing by the CEO.

               (g) FACILITIES USAGE DURING CONSULTING PERIOD. During the Consulting Period, you will have access to the Company's facilities solely to the extent authorized in advance by the Company's CEO in connection with the consulting duties or projects assigned to you. In connection with any use of the Company's facilities, you agree to abide by all Company policies and procedures.

               (h) OTHER ACTIVITIES. You acknowledge that in providing consulting services to the Company you will be an independent contractor to the Company and not an employee, partner, or joint venturer of the Company. You may engage in other employment or consulting relationships in addition to your work for the Company during the Consulting Period, provided that such relationships do not involve providing services to any competitor of the Company or unreasonably interfere with your provision of consulting services to the Company. If you are not certain if an entity is a competitor of the Company, you shall, in advance of providing any services to such entity, notify the Company in writing of the name of the entity for whom services are to be provided and provide a written description of the services to be provided. Within seven (7) days of its receipt of such written notification, the Company will advise you as to whether it will consent to the proposed service arrangement. The Company agrees to make reasonable arrangements to enable you to perform your services for the Company at such times and in such a manner so that it does not unreasonably interfere with other work activities in which you may engage.



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J.Wallace Parce
July 29, 2002
Page 4

        4. STOCK OPTION VESTING. Your stock option shares will continue to vest subject to your continuous service during the Transition Period and Consulting Period under the terms of the applicable stock option plan(s) and stock option agreement(s). You may exercise your vested option shares pursuant to your written stock option agreement(s) and the applicable plan(s) governing those agreement(s).

        5. HEALTH INSURANCE. To the extent provided by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense after your employment terminates. Later, you may be able to convert to an individual policy at your own expense, if you wish.

        6. 401(k) PLAN. You will cease to be eligible to make any further contributions to your 401(k) plan account after your employment terminates. You will receive information concerning your distribution and rollover rights with regard to your 401(k) plan account under separate cover.

        7. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days of the Separation Date or your actual employment termination date, whichever is earlier, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through your last date of employment, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

        8. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after your employment terminates.

        9. RETURN OF COMPANY PROPERTY. On the Separation Date or your actual employment termination date, whichever is earlier, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, all Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof) (collectively, "Company Property"). Notwithstanding the above, the Company will allow you to use the laptop(s) belonging to the Company and currently in your possession until the termination of the Consulting Period, at which time you agree to return the laptop(s) to the Company. You agree to conduct a good faith search of your personal belongings and home and office areas to ensure your compliance with your obligations under this paragraph. If you are not able to return all Company Property in your possession on your actual employment termination date, you will have until three
(3) days thereafter to do so.



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J.Wallace Parce
July 29, 2002
Page 5


        10. PROPRIETARY INFORMATION OBLIGATIONS. You hereby acknowledge and agree to abide by your continuing obligations under your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as EXHIBIT A.

        11. NONDISPARAGEMENT. You agree not to disparage the Company and the Company's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information consistent with your obligations under this Agreement.

        12. NONINTERFERENCE. While employed by the Company during the Transition Period and the Consulting Period, and for ten (10) months immediately following the end of the Consulting Period, you agree not to interfere with the business of the Company by soliciting or attempting to solicit any employee of the Company to terminate his or her employment in order to become an employee, consultant or independent contractor to or for a business, research enterprise or academic institution engaged principally in the applications of microfluids and/or nanotechnologies. Violation of the obligations in this paragraph shall constitute a material breach of this Agreement.

        13. RELEASE OF CLAIMS. In exchange for the consideration under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to signing this Agreement. This general release includes, but is not limited to:
(1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company;
(3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 ("ADEA"), and the California Fair Employment and Housing Act (as amended).

        14. ADEA WAIVER. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or claims that may arise after



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J.Wallace Parce
July 29, 2002
Page 6


the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement (although you may choose not to do so); (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement in a writing to the Company; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date you execute this Agreement provided that the Company has also executed this Agreement by that date (the "Effective Date").

        15. WAIVER. In granting the release of claims herein, you understand that you are releasing claims that may be both known and unknown to you. You hereby acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

You hereby expressly waive and relinquish all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to your release of unknown and unsuspected claims.

        16. SEPARATION DATE RELEASE. You agree, on or after the Separation Date, to execute and return to the Company the Separation Date Release attached hereto as EXHIBIT B.

        17. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved, to the fullest extent permitted by law, by confidential, final and binding arbitration conducted before a single arbitrator with Judicial Arbitration and Mediation Services, Inc. ("JAMS") in San Francisco, California, under the then-existing JAMS rules. BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH YOU AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE THROUGH A TRIAL BY JURY, JUDGE OR ADMINISTRATIVE PROCEEDING. The parties shall bear equally the costs and fees of the arbitration; however, the arbitrator, in his or her sole discretion, shall be authorized to determine whether and to what extent a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys' fees, disbursements (including, without limitation, expert witness fees and expenses), and costs arising from the arbitration. The arbitrator, and not a court, shall also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.



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J.Wallace Parce
July 29, 2002
Page 7


        18. MISCELLANEOUS. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

If this Agreement is acceptable to you, please sign below and return the original to me. On the Separation Date, please sign Exhibit B and return the original to me.

I wish you luck in your future endeavors.

Sincerely,

CALIPER TECHNOLOGIES CORP.



By:  /s/ Michael R. Knapp
     --------------------------------
         MICHAEL R. KNAPP
         CHIEF EXECUTIVE OFFICER


Exhibit A -- Proprietary Information and Inventions Agreement
Exhibit B -- Separation Date Release



AGREED:


/s/ J. Wallace Parce
-------------------------------------
J. WALLACE PARCE


Date: 8/23/02
     --------------------------------

                                    EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                           CALIPER TECHNOLOGIES CORP.

                        EMPLOYEE PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


        In consideration of my employment or continued employment by CALIPER TECHNOLOGIES CORP. (the "COMPANY"), and the compensation now and hereafter paid to me, I hereby agree as follows:

Nondisclosure

        1.1 RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

        1.2 PROPRIETARY INFORMATION. The term "PROPRIETARY INFORMATION" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "PROPRIETARY INFORMATION" includes (a) trade secrets, inventions, ideas, processes, formulas, products, formulations, developmental or experimental work, publications, clinical data, test data, methods, samples, media and/or call lines, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "INVENTIONS"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

        1.3 THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("THIRD PARTY INFORMATION") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2. ASSIGNMENT OF INVENTIONS.

        2.1 PROPRIETARY RIGHTS. The term "PROPRIETARY RIGHTS" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

        2.2 PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "PRIOR INVENTIONS"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

        2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "COMPANY INVENTIONS."

        2.4 NONASSIGNABLE INVENTIONS. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "SECTION 2870"). I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

        2.5 OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

        2.6 GOVERNMENT OR THIRD PARTY. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

        2.7 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

        2.8 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

5. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

        10.1 GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

        10.2 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

        10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

        10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

        10.5 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

        10.6 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

        This Agreement shall be effective as of the first day of my employment with the Company, namely: _____________, 199__.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT B TO THIS AGREEMENT.


Dated:
      ----------------------------


----------------------------------
SIGNATURE

----------------------------------
(PRINTED NAME)



ACCEPTED AND AGREED TO:

CALIPER TECHNOLOGIES CORP.


By:
   -------------------------------



Title: President
       ---------------------------

----------------------------------
(Address)

                                    EXHIBIT A

                         LIMITED EXCLUSION NOTIFICATION


        THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

        (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

        (2) Result from any work performed by you for the Company.

        To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

        This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

        I ACKNOWLEDGE RECEIPT of a copy of this notification.

                                       By:   -----------------------------------
                                             (Printed Name of Employee)

                                       Date:
                                             -----------------------------------


WITNESSED BY:



-----------------------------------
(Printed Name of Representative)

Dated:
      -----------------------------

                                    EXHIBIT B


     TO:       CALIPER TECHNOLOGIES CORP.

     FROM:
               ---------------------------

     DATE:
               ---------------------------

  SUBJECT:     PREVIOUS INVENTIONS

        1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Caliper Technologies Corp. (the "COMPANY") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]    No inventions or improvements.

        [ ]    See below:

               -----------------

               -----------------

               -----------------

[ ]  Additional sheets attached.


        2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

INVENTION OR IMPROVEMENT            PARTY(ies)                 RELATIONSHIP
------------------------      -----------------------     ----------------------
1.
  ----------------------      -----------------------     ----------------------
2.
  ----------------------      -----------------------     ----------------------
3.
  ----------------------      -----------------------     ----------------------


[ ]  Additional sheets attached.

                                    EXHIBIT B


                             SEPARATION DATE RELEASE


I understand that my employment with Caliper Technologies Corp. (the "Company") terminated effective ____________, 2002 (the "Separation Date"). I also understand that, pursuant to the separation letter agreement between me and the Company, which I signed on ________________________, 2002 (the "Agreement"), I
am required to sign this Separation Date Release ("Release") in exchange for the consideration I receive under the Agreement. I further understand that, regardless of whether I sign this Release, the Company will pay me all accrued salary and vacation earned through my termination date, to which I am entitled by law.

I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Release. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment;
(2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing, including claims arising under or relating to the Company's Change of Control, Sr. Mgmt. Severance/Equity Acceleration Plan; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act of 1967 ("ADEA"), and the California Fair Employment and Housing Act (as amended).

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release (although I may choose not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (d) I have seven (7) days following the execution of this Release by the parties to revoke the Release in a writing to the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me ("Separation Date Release Effective Date").

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

HAVING READ AND UNDERSTOOD THE FOREGOING, I HEREBY AGREE TO THE TERMS AND CONDITIONS STATED ABOVE.

------------------------------                    ------------------------------
J. Wallace Parce                                  Date